UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 13, 2020, At Home Group Inc. (the “Company”, “we” or “our”) issued a press release announcing that At Home Holding III Inc., its indirect wholly-owned subsidiary, plans to offer, subject to market and other conditions, senior secured notes (the “Notes”) in a private debt offering (the “Private Offering”) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

We are currently negotiating the potential extension of the maturity of the revolving credit loans under our senior secured asset-based credit facility (the “ABL Credit facility”) with the lenders under the ABL Credit Facility. The proposed amendment would extend the maturity of the revolving credit loans, but not the “first-in, last-out” tranche of term loans, under the ABL Credit Facility to July 27, 2025. There can be no assurance that we will be able to enter into such extension on commercially reasonable terms, or at all, and the consummation of a Private Offering is not conditioned upon the consummation of the proposed amendment.

The press release announcing the Private Offering was issued in accordance with Rule 135c under the Securities Act. A copy of the press release announcing the offering of the Notes is attached as Exhibit 99.1 and incorporated by reference into this Item 8.01.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, the guarantees or any other securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes would be made only by means of a confidential offering memorandum.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "are confident", "assumed", "believe", "continue", "could", "estimate", "expect", "intend", “look forward”, "may", "might", "on track", “outlook”, "plan", "potential", "predict", “reaffirm”, "seek", "should", or "vision", or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our assumptions for future financial performance, as well as statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets, potential growth opportunities, market share, competition, impact of expected stock option exercises, future capital expenditures, estimates of expenses we may incur in connection with equity incentive awards to management, our ability to extend the maturity of revolving loans under the ABL Credit Facility and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this report are forward-looking statements. Furthermore, statements contained in this report relating to the Private Offering and plans, projections and estimates regarding the use of proceeds from the Private Offering are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 25, 2020 as well as those factors updated in “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended April 25, 2020 and other reports that we file with the Securities and Exchange Commission  (“SEC”), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

Any forward-looking statement that we make in this report speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

99.1	Press Release of At Home Group Inc., dated August 13, 2020, announcing the launch of the Private Offering.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: August 13, 2020	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Chief Administrative Officer, General Counsel and Secretary

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